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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the use in this Registration Statement on Form S-1 of Vantage Energy Inc. (the "Registration Statement") of the name Netherland, Sewell & Associates, Inc., to the references to our reserves report of Vantage Energy, LLC's proved oil and natural gas reserves estimates and future revenue as of December 31, 2013 and August 31, 2014, and the inclusion of our corresponding report letters, dated April 23, 2014, and September 4, 2014, in the Registration Statement as Exhibits 99.1 and 99.5, respectively. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading "Experts".

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
September 12, 2014

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS